SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   DECEMBER 15, 2003
                                                --------------------------------

                         DOCUMENT SECURITY SYSTEMS, INC.
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               (Exact name of Registrant as specified in charter)


        NEW YORK                   0-14621                   16-1229730
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(State or other jurisdic-        (Commission                (IRS Employer
 tion of incorporation)          File Number)              Identification No.)


       36 WEST MAIN STREET, SUITE 710, ROCHESTER, NEW YORK              14614
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         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (585-232-1500
                                                  ------------------------------



           (Former name or former address, if changed since last report.)


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ITEM 5: OTHER EVENTS


Document Security Systems, Inc. released a press release on December 15, 2003 announcing today that it had completed interim closings on its private placement offering in an amount equal to $4,725,000 of gross proceeds. Net proceeds will be available to the Company after payment of commissions payable to a registered broker dealer firm and offering expenses.

Documents Security Systems is conducting a private placement offering of units intended to comply with the exemptions from registration provided under Section 506 of Regulation D and offers and sales are being made solely to "accredited investors" as defined in Regulation D. The units are comprised of shares of Common Stock and Common Stock purchase warrants to purchase shares at an exercise price of $5.00 per share.

The securities in the offering are being offered without registration in reliance on rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. The offering has not been reviewed, approved or disapproved, nor has the accuracy or adequacy of the information provided by the Company to investors been passed upon, by the Securities and Exchange Commission or any state securities commission. Any representation to the contrary is a criminal offense. The securities being offered and sold are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Press Release dated December 15, 2003

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2003                        DOCUMENT SECURITY SYSTEMS, INC.
                                                (Registrant)

                                                By /S/ PATRICK A. WHITE
                                                  ------------------------------
                                                Patrick A. White
                                                Chief Executive Officer



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